RETURN TO:
PREPARED BY:
Jack B. Owen, Jr., P.A.
4500 PGA Blvd., Ste. 304-B
Palm Beach Gardens, FL 33418
File #S09-909

ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT, made December 11, 2009, by CITY NATIONAL BANK OF FLORIDA, a Florida corporation; f/k/a CITY NATIONAL BANK OF MIAMI, a Florida banking corporation as Trustee under its Land Trust #5003471 dated January 1, 1979 and FLORIDA GAMING CENTERS, INC., a Florida corporation, whose address is 3500 NW 37th Avenue, Miami, FL 33142 (herein collectively referred to as ”Assignor"), to NURMI PROPERTIES, LLC, a Delaware limited liability company, whose address is P. O. Box 247, Tuscumbia, AL 35674, and ROBINETTE INVESTMENTS, LLC, a Florida limited liability company, whose address is 4500 PGA Blvd., Ste. 304-B, Palm Beach Gardens, FL 33418, (collectively referred to as "Assignee").

BACKGROUND

A.           Assignor is the owner of a fee simple interest in certain real property located in MIAMI-DADE County, Florida, and described as follows (the "Property"):

SEE ATTACHED EXHIBIT “A”

B.            This Assignment is made as additional security for the payment of a certain note of even date herewith made by Assignor to Assignee in the original principal sum of FIVE HUNDRED THOUSAND and 00/100 Dollars  (U.S. $500,000.00) (the "Note") and the performance by Assignor of its obligations under a certain Mortgage and Security Agreement of even date herewith from Assignor to Assignee, given to secure payment of the Note and covering the Property, and various other security documents, (all such security documents along with the Mortgage and Security Agreement are hereinafter collectively called the "Mortgage").

TERMS OF AGREEMENT

NOW, THEREFORE, in order to further secure the Note and in consideration of One Dollar ($1.00) paid by Assignee to Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby conveys, transfers and assigns unto Assignee, its successors and assigns, all the rights, interest and privileges, (a) which Assignor as lessor has and may have in the leases (oral or written) or any use or occupancy agreements now existing or hereafter made and affecting the Property or any part thereof, as such leases or other agreements may have been, or may from time to time be hereafter, modified, extended and renewed, with all deposits, rents, income and profits due and becoming due therefrom, and (b) which Assignor has and may have by virtue of any guaranty or surety agreement with respect to the tenants' obligations under any of such or may from time to time be hereafter modified and extended.  Assignor will, on request of Assignee, execute assignments of any future leases affecting any part of the Property and assignments of any guaranties or surety agreements made in connection therewith.

1.
This assignment shall secure the Note and the Mortgage as they may, from time to time be hereafter modified, extended and renewed, and shall be security for all increases, extensions, amendments or modifications of the Note and mortgage, and all additional loans made hereafter, if any, by Assignee to Assignor or its successors and assigns and secured by the Property.

2.
The acceptance of this assignment and the collection of rents or the payments under the leases or any sums under the guaranties or surety agreements hereby assigned shall not constitute a waiver of any rights of Assignee under the terms of the Note and Mortgage.  It is expressly understood and agreed by the parties hereto that before a default or an event of default occurs under the terms of such Note and Mortgage, Assignor shall have the right to collect such rents, income and profits from the aforementioned leases, guaranties and surety agreements and to retain, use and enjoy the same; provided, however, that even before a default or an event of default occurs, no rents more than two months in advance shall be collected or accepted without the prior written consent of Assignee.

3.
Anything herein to the contrary notwithstanding, Assignor hereby assigns to Assignee any award made hereafter to it in any court procedure involving any of the lessees in any bankruptcy, insolvency, or reorganization proceedings in any state or Federal court, and any and all payments made by lessees in lieu of rent.  Assignor hereby appoints Assignee as its irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment.

4.
Assignor, in the event of a default or any event of default as set forth in the Note or Mortgage hereby authorizes Assignee, at its option, to enter and take possession of the Property and to manage and operate the same, to collect all or any rents accruing therefrom and from such leases, to collect all or any sums due or becoming due under such guaranties and surety agreements, to let or re-let the Property or any part thereof, to cancel and modify leases, guaranties and surety agreements, evict tenants, bring or defend any suits in connection with the possession of the Property in its own name or Assignor's name, make repairs as Assignee deems appropriate, and perform such other acts in connection with the management and operation of the Property as Assignee, in its discretion, may deem proper.

5.
The receipt by Assignee of any rents, issues or profits pursuant to this instrument after the institution of foreclosure or sale proceedings under the Mortgage shall not cure such default or affect such proceedings or any sale pursuant thereto.

6.
Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under any of such leases or other agreements, and Assignor hereby agrees to indemnify Assignee for, and to save it harmless from, any and all liability arising from any of such leases, or other agreement, guaranties, surety agreements or from this assignment, and this assignment shall not place responsibility for the control, care, management or repair of the Property upon Assignee, or make Assignee responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or other person.

7.
Assignor covenants and represents that Assignor has title to, and full right to assign such leases, or other agreements, guaranties, surety agreements and the rents, income and profits due or to become due thereunder; that the terms of such leases, or other agreements, guaranties and surety agreements have not been changed from the terms in the copies of such leases, guaranties and surety agreements submitted to

Assignee for approval; that no other assignment of any interest therein has been made, except to Freedom Financial Corporation or as otherwise set forth herein; that there are no existing defaults under the provisions thereof, and that Assignor will not hereafter cancel, surrender or terminate any of such leases, guaranties or surety agreements, exercise any option which might lead to such termination, or materially change, alter or modify them, or consent to the release of any party liable thereunder or to the assignment of the lessees' interests under such leases, other agreements or guaranties or surety agreements without the prior written consent of Assignee.

8.	Assignor hereby authorizes Assignee to give notice in writing of this assignment at any time to any tenant under any of such leases and to any guarantor of such leases.

9.	Violation of any of the covenants, representations and provisions contained herein by Assignor shall be deemed a default under the terms of the Note and Mortgage.

10.
Default by Assignor under any of the terms of the leases assigned herein shall be deemed a default hereunder and under the terms of the Note and Mortgage.  Any expenditures made by Assignee in curing such a default on Assignor's behalf, with interest thereon at the rate payable upon default under the Note, shall become part of the debt secured by this assignment, provided, however, that Assignee shall have no obligation to make any expenditures or cure any defaults.

11.
The full performance of the Mortgage and the duly recorded satisfaction of the Mortgage or release of the Mortgage from the Property described therein shall render this assignment automatically void with respect to the Property or portion thereof described in any such satisfaction or release.

12.
The net proceeds collected by Assignee, after reimbursement of expenses incurred by Assignee, under the terms of this instrument shall be applied in reduction of the entire indebtedness from time to time outstanding and secured by the Mortgage.

13.
Notwithstanding any provision herein to the contrary, this Assignment of Rents and Leases is intended to be an absolute assignment from Assignor to Assignee and not merely the granting of a security interest.  The rents and leases are hereby assigned absolutely by Assignor to Assignee; nevertheless, Assignor shall have the right to continue to collect and retain the rents for its own account until the occurrence of a default or an event of default under the Note or Mortgage, or both.

14.
This assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns, as well as any subsequent owner of the Property and any Assignee of the Mortgage referred to herein.

15.
In the event Assignee retains an attorney to enforce any of its rights hereunder, Assignor will pay all of the reasonable attorneys' fees and costs incurred by Assignee in connection with the enforcement of its rights hereunder whether or not suit is brought.

16.	This Assignment of Rents and Leases shall be governed by and construed according to the laws of the State of Florida.

17.	Assignor and Assignee hereby waive any and all right to a trial by jury which either or both of them may have with respect to any claims arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has duly executed this assignment the day and year first above written.

Signed, Sealed, and Delivered
in the presence of:

CITY NATIONAL BANK OF FLORIDA, a
Florida banking corporation as Trustee
under its Land Trust #5003471, dated
January 1, 1979

	By:		(Seal)
First Witness Signature		Name:
Title:

(Printed Name)

FLORIDA GAMING CENTERS, INC., a Florida
Second Witness Signature		corporation

By:
(Printed Name)		W. BENNETT COLLETT, CEO

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STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this ____ day of ____________ 2009, by _________________________, as ______________________ of CITY NATIONAL BANK OF FLORIDA, a Florida banking corporation as Trustee under its Land Trust #5003471, dated January 1, 1979, who is personally known to me or who produced _______________________ as identification and who did not take an oath.

WITNESS MY HAND AND OFFICIAL SEAL OF OFFICE.

Notary Public
Printed Name:	(SEAL)
Commission Expires:

*          *          *          *          *

STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this ____ day of ____________ 2009, by W. BENNETT COLLETT, as CEO of FLORIDA GAMING CENTERS, INC., a Florida corporation, who is personally known to me or who produced _______________________ as identification and who did not take an oath.

WITNESS MY HAND AND OFFICIAL SEAL OF OFFICE.

Notary Public
Printed Name:	(SEAL)
Commission Expires: